Exhibit 10.1

CLEARSIGN COMBUSTION CORPORATION

SUBSCRIPTION AGREEMENT

This Subscription Agreement (the "Agreement") is entered into by and between ClearSign Combustion Corporation, a Washington corporation (the "Company"), and Integrated Surgical Systems, Inc., a Delaware corporation ("Purchaser").

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Purchaser hereby agree as follows:

1.             Purchase of Common Stock.

(a)           Subject to the terms and conditions of this Agreement, the Purchaser hereby subscribes for the number of shares of the Company’s Common Stock (as defined below) set forth in Section 5(b) (the "Shares") at a purchase price of $2.75 per Share (such price per share, the "Purchase Price," and the total amount to be paid for the Shares, the "Subscription Amount").  Fractional shares of Common Stock will not be issued, and the number of shares of Common Stock to be issued in respect of a given Subscription Amount will be reduced to the nearest whole share.  The purchase and sale of the Initial Shares (as defined below) and the Additional Shares (as defined below) shall sometimes be referred to herein as the “Offering.”

(b)           The Company is initially offering a total of 727,273 shares of Common Stock (the “Initial Shares”), for aggregate proceeds of $2,000,000.75.  The Purchaser is owned in part by Christopher Marlett and Robert Levande (the “Affiliated Purchaser Stockholders”) who are affiliated with MDB Capital Group, LLC, a California limited liability company (the “Placement Agent”), which has been retained by the Company as its placement agent for the Offering.  Christopher Marlett is the Chief Executive Officer and a director of the Purchaser and the Chief Executive Officer of the Placement Agent and Robert Levande is the Secretary and a director of the Purchaser and a Senior Managing Director of Investing Banking of the Placement Agent.

(c)           The Purchaser agrees that in addition to the Initial Shares, the Company shall have the right to sell up to an additional 363,636 shares of Common Stock (the “Additional Shares”) to other persons; provided, however, that all such Additional Shares are sold on or before the Final Closing Date.  All agreements to purchase the Securities in the Offering shall be pursuant to agreements with terms and conditions reasonably acceptable to the Placement Agent.  The Initial Shares and the Additional Shares shall be sometimes referred to herein as the “Securities.”

2.             Closing.

(a)           On or prior to the applicable Closing Date (as defined below), Purchaser shall deliver or cause to be delivered the following in accordance with the subscription procedures described in Section 2(b) below:

(i)             a completed and duly executed copy of this Agreement and a spousal consent substantially in the form of Exhibit B, attached hereto (the “Spousal Consent”);

(ii)            a duly executed copy of the escrow agreement, substantially in the form of Exhibit C, attached hereto (the “Escrow Agreement”); and

(iii)           an amount equal to the Subscription Amount, in immediately available funds in the form of (X) a certified or cashier’s check payable to the order of “Richardson & Patel LLP Client Trust Account f/b/o ClearSign Combustion Corporation” or (Y) a wire transfer of immediately available funds to the Escrow Holder (as defined below), in accordance with the Escrow Holder’s written instructions.

(b)           The Purchaser shall deliver or cause to be delivered the closing deliveries described above to Richardson & Patel LLP (the “Escrow Holder”) at the following address:

Douglas Gold, Chief Financial Officer
c/o Richardson & Patel LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024

(c)           This Agreement sets forth various representations, warranties, covenants and agreements of the Company and the Purchaser, as the case may be, all of which shall be deemed made, and shall be effective without further action by the Company and the Purchaser, immediately upon the Company’s acceptance of the Purchaser’s subscription and shall thereupon be binding upon the Company and the Purchaser.  Acceptance shall be evidenced only be execution of this Agreement by the Company on its signature page attached hereto and the Company shall have no obligation hereunder to the Purchaser until the Company shall have delivered to the Purchaser a fully executed copy of this Agreement.  Upon acceptance of the Purchaser's subscription, the Company shall deliver to Purchaser, a certificate representing the Shares (which shall be issued in the name described in Section 5(b)) on the applicable Closing Date.

(d)           The initial closing of the purchase and sale of the Securities shall be consummated on a date to be determined by the Company, which shall be from April 13, 2011 to April 30, 2011 (the “Initial Closing Date”); provided, however, that the Company reserves the right to extend the Offering, with the written approval of the Purchaser, for up to an additional 60 days beyond the Initial Closing Date (the “Final Closing Date” and together with the Initial Closing Date, the “Closing Dates”).  If the Company elects to extend the Offering, so long as it has sold Initial Shares having a value of $1,000,000 to Accredited Investors other than the Purchaser, it shall cause all funds held by the Escrow Holder to be delivered to it on the Initial Closing Date.  The Company shall cause any additional funds received from additional subscriptions accepted following the Initial Closing Date to be delivered to the Company on the Final Closing Date.

3.             Company Representations and Warranties.  The Company hereby represents and warrants that, as of the Closing Date applicable to the Purchaser:

(a)           Organization and Business.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  The Company has no direct or indirect subsidiaries.  The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.  As used in this Agreement, the term “Material Adverse Effect” means any material adverse effect on the business, operations, assets (including intangible assets), liabilities (actual or contingent), financial condition, or prospects of the Company, if any, taken as a whole, or on the transactions contemplated hereby or by the other Transaction Documents (as defined below).  Information about the Company’s business is included on Exhibit A to this Agreement (the “Company Information”).

(b)           Capitalization.

(i)           The authorized capital stock of the Company consists of 52,000,000 shares of which, 2,000,000 shares are Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), none of which are issued and outstanding; and 50,000,000 shares are Common Stock, par value $0.0001 per share (the "Common Stock"), of which 2,307,821 shares are issued and outstanding and 500,000 shares are reserved for issuance in accordance with the terms of the ClearSign Combustion Corporation 2011 Equity Incentive Plan (the “Plan”) (under which there are no stock options to purchase shares of Common Stock granted and outstanding).  A list of the Common Stock held by the Company’s officers, directors, 5% shareholders, and all other holders of capital stock of the Company (without taking into consideration the shares of Common Stock issued in connection with the Offering ), is set forth on Schedule 3(b)(i) to this Agreement, and there is no other outstanding capital stock of the Company.  Schedule 3(b)(i) to this Agreement also sets forth the outstanding capital stock of the Company after giving effect to the closing/s of the Offering (assuming all Securities are fully subscribed), on a fully-diluted basis.

(ii)           Except as set forth on Schedule 3(b)(ii) to this Agreement, all of such outstanding shares of Common Stock have been issued in compliance with all applicable federal and state securities laws and are duly authorized and have been validly issued, fully paid and nonassessable.  All Securities have been duly reserved for future issuance.

(iii)           No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of anyone or any mortgage, lien, title claim, assignment, encumbrance, security interest, adverse claim, contract of sale, restriction on use or transfer (other than restrictions on transfer under applicable state and federal securities laws or "blue sky" or other similar laws (collectively, the “Securities Laws”)) or other defect of title of any kind (each, a “Lien”) imposed through the actions or failure to act of the Company.  Except as disclosed in Schedule 3(b)(iii) to this Agreement: (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its or their securities under the Securities Act of 1933, as amended (the “Securities Act”) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities.

(c)           Authorization; Enforceability.  All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of the Transaction Documents, the performance of all obligations of the Company under the Transaction Documents, and the authorization, issuance, sale and delivery of the Securities has been taken, and each Transaction Document constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

(d)           Valid Issuance.  The Shares being acquired by the Purchaser hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of Liens other than restrictions on transfer under this Agreement.

(e)           Litigation.  There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company.  The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

(f)            No Conflict.  The execution, delivery and performance of this Agreement, the Escrow Agreement, and the other agreements entered into by the Company in connection with the Offering (the “Transaction Documents”) and the consummation by the Company of the transactions contemplated hereby and thereby will not: (i) conflict with or result in a violation of any provision of the charter or by-laws of the Company or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected.  The Company is not in violation of its charter, bylaws, or other organizational documents.  The Company is not in default (and no event has occurred which with notice or lapse of time or both could put the Company in default) under, and the Company has not taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any Material Agreement (as defined below).  The business of the Company is not being conducted in violation of any law, rule, ordinance or regulation of any governmental entity, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.  Except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made by the Company in the required time thereunder, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement or any Transaction Document in accordance with the terms hereof or thereof or to issue and sell the Securities in accordance with the terms hereof.

(g)           Intellectual Property.  Other than the listing of 30 inventions of the Company whose patent applications have yet to be filed (the “Confidential IP”), Schedule 3(g) to this Agreement sets forth a complete and accurate listing of all of the Company’s patents, patent applications, provisional patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, mask works, customer lists, internet domain names, know-how and other intellectual property, including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, procedures or registrations or applications relating to the same (collectively, including the Confidential IP, the “Intellectual Property”).  At the Purchaser’s request the Company shall make available to the Purchaser prior to the applicable Closing Date the Confidential IP; provided, that, the Purchaser execute and deliver a non-disclosure agreement relating to the Confidential IP that is reasonably acceptable to the Company.  The Company owns valid title, free and clear of any Liens, or possesses the requisite valid and current licenses or rights, free and clear of any Liens, to use all Intellectual Property in connection with the conduct its business as now operated, and to the best of the Company’s knowledge, as presently contemplated to be operated in the future.  There is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company  with respect to any Intellectual Property necessary to enable it to conduct its business as now operated, and to the Company’s knowledge, as presently contemplated to be operated in the future.  To the best of the Company’s knowledge, the Company’s current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing.  The Company has not received any notice of infringement of, or conflict with, the asserted rights of others with respect to the Intellectual Property.  It will not be necessary to use any inventions of any of its employees or consultants (or persons it currently intends to hire) made prior to their employment by the Company.  Each employee and consultant of the Company has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted.

(h)           Proprietary Information Agreements.  The Company has taken all reasonable security measures to protect the secrecy, confidentiality and value of all trade secrets, know-how, inventions, designs, processes and technical data required to conduct its business (“Proprietary Information”).  Each current and former employee of the Company has executed an agreement assigning all Proprietary Information made or reduced to practice by such employee in the course of providing services to the Company and relating to the Company’s business or business plans (the “Proprietary Information Agreement”).  Except as set forth on Schedule 3(h) to this Agreement (the “Excluded Inventions”), no such employee has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee’s Proprietary Information Agreement .  It is not nor will it be necessary for the Company to use any Excluded Inventions, except for Excluded Inventions that have been assigned to the Company.  Each consultant to the Company that has had access to Intellectual Property material to the Company’s business and operations has entered into a confidentiality and invention assignment agreement.  No officer, employee or consultant of the Company is in violation of such confidential information and invention assignment agreement or any prior employee contract or proprietary information agreement with any other corporation or third party.

(i)            Material Agreements.  Except as disclosed on Schedule 3(i) to this Agreement (each contract, agreement, commitment or understanding disclosed on Schedule 3(i) being hereinafter referred to as a "Material Agreement") or as contemplated by this Agreement or any Transaction Document, there are no agreements, understandings, commitments, instruments, contracts, employment agreements, proposed transactions or judgments to which the Company is a party or by which it is bound which may involve obligations (contingent or otherwise), or a related series of obligations (contingent or otherwise), of or to, or payments, or a related series of payments, by or to the Company in excess of $10,000 in any one year.  All Material Agreements are in full force and effect and constitute legal, valid and binding obligations of the Company, and to the Company's knowledge, the other parties thereto, and are enforceable in accordance with their respective terms.  Neither the Company nor any person is in default under the terms of any Material Agreement, and no circumstance exists that would, with the giving of notice or the passage of time, constitute a default under any Material Agreement.

(j)            Management.  As of the date of this Agreement, the board of directors of the Company (the “Board”) consists of two members, namely, Richard Rutkowski and David Goodson, and the Company has the following officers:

Richard Rutkowski	Chairman, Chief Executive Officer
David Goodson	Chief Science Officer
Geoffrey Osler	Chief Marketing Officer, Secretary

The compensation of each officer as of the date of this Agreement is included on Schedule 3(j) of this Agreement.  In addition, information about each officer, which to the knowledge of the Company is true and correct, is included on Schedule 3(j) of this Agreement.    The officers do not have formal employment agreements and serve on an at-will basis.  Prior to an offering of the Common Stock to the public, the Company intends to enter into a formal employment agreement with the Chief Executive Officer.

(k)           Financial Statements and Budget.  A true and complete copy of (A) an unaudited balance sheet of the Company as of December 31, 2010 (the “Balance Sheet”), (B) an unaudited income statement  of the Company for the 9 month period ended December 31, 2008, and the 12 month periods ended December 31, 2009 and December 31, 2010 (the “Income Statements” and collectively with the Balance Sheet, the “Financial Statements”) and (C) an operating budget for the Company for fiscal year 2011 (the “Budget”), are attached as Schedule 3(k) to this Agreement.  The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments (which are not expected to be material either individually or in the aggregate).  Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than liabilities incurred in connection with the consummation of the transactions contemplated under the Offering, an estimate of which is set forth on Schedule 3(k), and those incurred in the ordinary course of business subsequent to December 31, 2010.

(l)            Financial Information and Projections.  Any financial estimates and projections in the Company Information and/or Budget have been prepared by management of the Company and are the most current financial estimates and projections available by the Company.  Although the Company does not warrant that the results contained in such projections will be achieved, to the best of the Company’s knowledge and belief, such projections are reasonable estimations of future financial performance of the Company and its expected financial position, results of operations, and cash flows for the projection period (subject to the uncertainty and approximation inherent in any projection).  At the time they were made, all of the material assumptions upon which the projections are based were, to the best of the Company’s knowledge and belief, reasonable and appropriate.  Nothing in this Section 3(l) is intended to modify or amend in any way the representations and warranties of Purchaser in Section 4.

(m)          Tax Matters.  Except as set forth on Schedule 3(m) to this Agreement, the Company has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  All such tax returns and reports filed on behalf of the Company were complete and correct and were prepared in good faith without willful misrepresentation.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.  The Company has not received notice that any of its tax returns is presently being audited by any taxing authority.

(n)           Certain Transactions.  Except as set forth on Schedule 3(n) to this Agreement, there are no loans, leases, royalty agreements or other transactions between: (i) the Company or any of its respective customers or suppliers, and (ii) any officer, employee, consultant or director of the Company or any person owning five percent (5%) or more of the ownership interests of the Company or any member of the immediate family of such officer, employee, consultant, director, stockholder or owner or any corporation or other entity controlled by such officer, employee, consultant, director, stockholder or owner, or a member of the immediate family of such officer, employee, consultant, director, stockholder or owner.

(o)           No General Solicitation. Neither the Company nor any person participating on the Company’s behalf in the transactions contemplated hereby has conducted any “general solicitation,” as such term is defined in Regulation D promulgated under the Securities Act, with respect to any securities offered in the Offering.

(p)           No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities.  The issuance of the Securities will not be integrated (as defined in Rule 502 of the Securities Act) with any other issuance of the Company’s securities (past, current or future) that would require registration under the Securities Act of the issuance of the Securities.

(q)           No Brokers.  The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby, other than to the Placement Agent, whose fee is described in Section 4(g).

(r)            Offering.  Subject to the accuracy of the Purchaser’s representations and warranties in Section 4 of this Agreement, and the accuracy of other purchasers’ representations and warranties in their respective subscription agreements, the offer, sale and issuance of the Securities in the Offering, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

4.             Purchaser Acknowledgements and Representations.  In connection with the purchase of the Shares, Purchaser represents and warrants as of the Closing Date applicable to the Purchaser and/or acknowledges, to the Company, the following:

(a)           Acceptance.  The Company may accept or reject this Agreement and the number of Shares subscribed for hereunder, in whole or in part, in its sole and absolute discretion.  The Company has no obligation to issue any of the Shares to any person who is a resident of a jurisdiction in which the issuance of the Shares would constitute a violation of the Securities Laws.

(b)           Irrevocability.  This Agreement is and shall be irrevocable, except that the Purchaser shall have no obligations hereunder to the extent that this Agreement is rejected by the Company.

(c)           Binding.  This Agreement and the rights, powers and duties set forth herein shall be binding upon the Purchaser, the Purchaser's heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns.

(d)           No Governmental Review.  No federal or state agency has made any finding or determination as to the fairness of the Offering for investment, or any recommendation or endorsement of the Shares.

(e)           Voting Power.  The Shares issued to the Purchaser are entitled to one vote per share.  The Shares do not entitle the Purchaser to preemptive rights.

(f)            Professional Advice; Investment Experience.  The Company has made available to the Purchaser, or to the Purchaser's attorney, accountant or representative, all documents that the Purchaser has requested, and the Purchaser has requested all documents and other information that the Purchaser has deemed necessary to consider respecting an investment in the Company.  The Company has provided answers to all questions concerning the Offering and an investment in the Company.  The Purchaser has carefully considered and has, to the extent the Purchaser believes necessary, discussed with the Purchaser's professional technical, legal, tax and financial advisers and his/her/its representative (if any) the suitability of an investment in the Company for the Purchaser's particular tax and financial situation.  All information the Purchaser has provided to the Company concerning the Purchaser and the Purchaser's financial position is, to Purchaser’s knowledge, correct and complete as of the date set forth below, and if there should be any material adverse change in such information prior to the acceptance of this Agreement by the Company, the Purchaser will immediately provide such information to the Company.  The Purchaser has such knowledge, skill, and experience in technical, business, financial, and investment matters so that he/she/it is capable of evaluating the merits and risks of an investment in the Shares.  To the extent necessary, the Purchaser has retained, at his/her/its own expense, and relied upon, appropriate professional advice regarding the technical, investment, tax, and legal merits and consequences of this Agreement and owning the Shares.  The Purchaser acknowledges and understands that the proceeds from the sale of the Shares will be used as described in Section 6(a).

(g)           Brokers and Finders; Placement Agent Services.  Other than the Placement Agent with respect to the Company, no person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.  The Purchaser acknowledges that it is purchasing the Shares directly from the Company and not from the Placement Agent.  The Purchaser further acknowledges and understands that in consideration for its services as the placement agent for the Offering, the Placement Agent shall receive (the “Placement Agent Fee”) (i) shares of Common Stock and a warrant (collectively, the “Stock Fee”) and (ii) cash in the amount to offset expenses of the Placement Agent incurred in connection with the Offering.  The Stock Fee will be in the form of (x) shares of Common Stock equal to 10% of the gross proceeds from sales of Common Stock made in the Offering divided by the Purchase Price (the “Placement Agent Common Stock”) and (y) a 5-year warrant to purchase 10% of the shares of Common Stock sold in the Offering at an exercise price equal to the Purchase Price (the “Placement Agent Warrant”).  The Placement Agent has also been retained by the Company as an intellectual property and business strategy consultant (such services, the “Consulting Services).  The fee for the Consulting Services is 363,636 shares of Common Stock (the “Consulting Shares,” and together with the Stock Fee, the “Placement Agent Shares”), all of which have been earned and shall be issued prior to or on the First Closing Date (as defined below).

(h)           Investment Purpose.  Purchaser is purchasing the Shares for investment for his, her or its own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act in violation of such act.  Purchaser further represents that he/she/it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.  If the Purchaser is an entity, the Purchaser represents that it has not been formed for the specific purpose of acquiring the Shares.  Purchaser acknowledges that an investment in the Shares is a high-risk, speculative investment.

(i)            Reliance on Exemptions.  Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

(j)            Restricted Securities.  Purchaser understands that the Shares are "restricted securities" under applicable Securities Laws and that, pursuant to these laws, Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale, except as provided in Section 9 herein.  Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

(k)           Professional Advice.  The Company has not received from its legal counsel, accountants or professional advisors any independent valuation of the Company or any of its equity securities, or any opinion as to the fairness of the terms of the Offering or the adequacy of disclosure of materials pertaining to the Company or the Offering.

(l)            Risk of Loss.  The Purchaser has adequate net worth and means of providing for his/her/its current needs and personal contingencies to sustain a complete loss of the investment in the Company at the time of investment, and the Purchaser has no need for liquidity in the investment in the Shares.  The Purchaser understands that an investment in the Shares is highly risky and that he/she/it could suffer a complete loss of his/her/its investment.

(m)           Information.  The Purchaser understands that any plans, estimates and projections, provided by or on behalf of the Company, involve significant elements of subjective judgment and analysis that may or may not be correct; that there can be no assurance that such plans, projections or goals will be attained; and that any such plans, projections and estimates should not be relied upon as a promise or representation of the future performance of the Company.  The Purchaser acknowledges that the Company, the Placement Agent nor anyone acting on the Company’s behalf makes any representation or warranty, express or implied, as to the accuracy or correctness of any such plans, estimates and projections, and there are no assurances that such plans, estimates and projections will be achieved.  The Purchaser understands that the Company’s technology is new and untested and has not been commercialized and that there is no guarantee that the technology will be successfully commercialized.  The Purchaser understands that, because the technology is new and has not been commercialized, all the risks associated with the technology are not now known.  Before investing in the Offering, the Purchaser has been given the opportunity to ask questions of the Company about the technology and the Company’s business and the Purchaser has received answers to those questions.

(n)           Authorization; Enforcement.  Each Transaction Document to which a Purchaser is a party: (i) has been duly and validly authorized, (ii) has been duly executed and delivered on behalf of the Purchaser, and (iii) will constitute, upon execution and delivery by the Purchaser thereof and the Company, the valid and binding agreements of the Purchaser enforceable in accordance with their terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

(o)           Residency.  If the Purchaser is an individual, then Purchaser resides in the state or province identified in the address of such Purchaser set forth in Section 5; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth in Section 5.

(p)           Communication of Offer. The Purchaser was contacted by either the Company or the Placement Agent with respect to a potential investment in the Shares.  The Purchaser is not purchasing the Shares as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D of the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(q)           No Conflicts.  The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Purchaser (if the Purchaser is an entity), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser.

(r)           Organization.  If the Purchaser is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  If the Purchaser is an entity, the execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if the Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Purchaser.

(s)           No Other Representations.  Other than the representations and warranties contained herein, such Purchaser has not received and is not relying on any representation, warranties or assurances as to the Company, its business or its prospects from the Company or any other person or entity.

(t)            Legal Representation.  Purchaser hereby acknowledges that: (a) the Purchaser and the Placement Agent have retained Manatt, Phelps & Phillips, LLP (“Manatt”) as their respective legal counsel in connection with this Agreement, the Offering, and the transactions contemplated hereby and thereby and that the Company shall be responsible for paying the fees and expenses of Manatt in connection therewith (up to $30,000), (b) the interests of the Purchaser and Placement Agent may not necessarily coincide with the interests of the other or any other investor in the Offering, (c) Manatt or its affiliates (the “Manatt Investor”) may invest in the Offering, and (d) Manatt does not represent any investor in the Offering other than the Purchaser and the Manatt Investor.

(u)           Execution and Delivery.  The Company and each Purchaser agree that this Agreement, the Escrow Agreement, and agreements related thereto by the parties may be executed and delivered by electronic means or in electronic format via electronic mail (in .pdf or similar format) or facsimile, and each document or agreement executed in such manner shall be treated for all purposes as originally executed and delivered agreements and instruments.

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                5.           Purchaser Information.

(a)           Status as an Accredited Investor.  By initialing the appropriate space(s) below, the Purchaser represents and warrants that he/she/it is an "Accredited Investor" within the meaning of Regulation D of the Securities Act.

☐ a.	A director, executive officer or general partner of Company.
☐ b.
A natural person whose individual net worth or joint net worth with spouse at time of purchase exceeds $1,000,000.  (In calculation of net worth, you may include equity in personal property and real estate (excluding your principal residence), cash, short term investments, stocks and securities.  Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.)

☐ c.
A natural person who had an individual income in excess of $200,000 in each of two most recent years or joint income with spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching same level of income in current year.

☐ d.
A corporation, limited liability company, partnership, tax-exempt organization (under Section 501(c)(3) of Internal Revenue Code of 1986, as amended) or Massachusetts or similar business trust (i) not formed for specific purpose of acquiring Common Stock and (ii) having total assets in excess of $5,000,000.

☐ e.
An entity which falls within one of following categories of institutional accredited investors, set forth in 501(a) of Regulation D under Securities Act [if you have marked this category, also mark which of following items describes you:]

☐ 1.
A bank as defined in Section 3(a)(2) of Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of Securities Act whether acting in its individual or a fiduciary capacity.

	☐ 2.	A broker/dealer registered pursuant to Section 15 of Securities Exchange Act of 1934.
	☐ 3.	An insurance company as defined in Section 2(13) of Securities Act.
	☐ 4.	An investment company registered under Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act.
	☐ 5.	A Small Business Investment Company licensed by U.S. Small Business Administration under Section 301(c) or (d) of Small Business Investment Act of 1958.
☐ 6.
Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for benefit of its employees, if such plan has total assets in excess of $5,000,000.

	☐ 7.	Any private business development company as defined in Section 202(a)(22) of Investment Advisers Act of 1940.
☐ 8.
An employee benefit plan within meaning of Employee Retirement Income Security Act of 1974, if investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

☐ 9.
A trust, with total assets in excess of $5,000,000, not formed for specific purpose of acquiring Class A Common Stock offered, whose purchase is directed by sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

☐ f.	An entity in which all equity owners are accredited investors as described above.

PURCHASER MUST INDICATE THE APPLICABLE CATEGORY OR CATEGORIES BY INITIALING EACH APPLICABLE SPACE ABOVE; IF JOINT INVESTORS, BOTH PARTIES MUST INITIAL.

(b)           Subscription Information.  Please complete the following information.

Shares:	363,636

SubscriptionAmount (@ $2.75 per share):	$1,000,000

Integrated Surgical Systems, Inc.
Name Purchaser would like to appear on Company's Ledger of Common Stock

Indicate ownership as:

☐ (a)	Individual
☐ (b)	Community Property
☐ (c)	Joint Tenants with Right of Survivorship ) All parties
☐ (d)	Tenants in Common ) must sign
☐ (e)	Corporate
☐ (f)	Partnership
☐ (g)	Trust

401 Wilshire Blvd., Suite 1020
Address of Residence	Address for Sending Notices
(or Business, if not an individual)	(if different)

Santa Monica, CA 90401
City, State and Zip Code	City, State and Zip Code

310-526-5006
Telephone Number	Telephone Number

The Purchaser is a resident of, or (in the case of an entity) is organized under the laws of, the State of Delaware.

Purchaser's Taxpayer ID or Social Security No.:	68-0232575
Citizen of:	Delaware
E-mail Address:

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6.             Covenants.  In addition to the other agreements and covenants set forth herein, the applicable parties hereto covenant as follows:

(a)           Use of Proceeds; Conversion of Certain Unpaid Compensation.  The Company will use the net proceeds from the Offering for working capital and general corporate purposes, including for the purpose of retiring no more than $178,400 in certain current liabilities (the “Permitted Liability Payment”), which are listed on Schedule 6(a) to this Agreement.  A more detailed description of the way in which the Company will use the proceeds from the Offering is included on Schedule 6(a) of this Agreement.  The Company shall cause any accrued but unpaid compensation as of the First Closing Date (as defined below) that is not paid out by the Permitted Liability Payment to be converted to shares of Common Stock at a price equal to the Purchase Price.

(b)           Agreement Regarding New Debt.  The Company agrees that during the period of time from the date the first Security is sold (the “First Closing Date”) and the date the registration statement filed by the Company pursuant to Section 9(a) becomes effective (such date, the “End Date”), it will not incur any additional significant debt without the prior written approval of the Placement Agent, which approval shall not be unreasonably withheld.  For purposes of this Section 6(b), “significant debt” is defined as a single occurrence of borrowing outside the normal course of the Company’s business that is in excess of $25,000.

(c)           Other Restrictions and Obligations.  The Company agrees that for the period of time from the First Closing Date until the End Date, it will:

(i)             not issue any shares of Preferred Stock or any securities or instruments convertible into Preferred Stock;

(ii)            not issue any options or rights to purchase stock of the Company to any officer, director, employee, or consultant of the Company unless such options or rights vest equally over a period of thirty-six (36) months or longer; and

(iii)           require their officers, directors, employees and consultants to execute and deliver an Employee Proprietary Information and Inventions Agreement substantially in a form of Exhibit E attached hereto.

(d)           Board of Directors.  The Company agrees that immediately upon the registration of any capital stock of the Company (or its successor) under Section 12 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), the Company shall cause (i) the number of members of the Board to be increased  to five and (ii) the appointment of three independent directors who are reasonably acceptable to the Placement Agent.

Pursuant to Section 11(b) of this Agreement, the Placement Agent may, in its sole discretion, waive any of the foregoing covenants of the Company in this Section 6, on behalf of the Purchaser.

7.             Market Stand-Off; Purchaser Distribution.

(a)           Lock-Up.  In connection with the initial underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, Purchaser shall not, without the prior written consent of the Company’s managing underwriter, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Purchaser or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of stock or such other securities, in cash or otherwise.  Such restriction (the "Market Stand-Off") shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters.  In no event, however, shall such period exceed 180 days or such longer period requested by the underwriters to comply with regulatory restrictions on the publication of research reports (including, without limitation, NASD 2711).  In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities that are by reason of such transaction distributed with respect to any Company Common Stock subject to the Market Stand-Off, or into which such Company Common Stock thereby becomes convertible, shall immediately be subject to the Market Stand-Off.  To enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period.  This Section 7(a) shall not apply to Shares registered in the public offering under the Securities Act, and the Purchaser shall be subject to this Section 7(a) only if the directors and officers of the Company are subject to similar arrangements.

(b)           Purchaser Distribution.  The Company acknowledges and agrees that the Purchaser is a public company with a significant number of stockholders, and that it may, so long as it complies with applicable securities laws, distribute any and all Shares to such stockholders (the “Purchaser Stockholders”) at any time, including by way of a rights offering or other distribution, and the Company will reasonably cooperate with any such distribution (including by taking reasonable actions in coordination with the Purchaser to structure such distribution, and the Company’s concurrent offering of securities in an appropriate manner to comply with applicable securities laws).

(c)           Inapplicability of Lock-Up Upon Distribution.  The Company acknowledges and agrees that  to the extent the Purchaser distributes the Shares to the Purchaser Stockholders, then, (i) the Affiliated Purchaser Stockholders shall be subject to the lock-up obligation described in Section 7(a), and (ii) all other Purchaser Stockholders shall not be subject to the lock-up obligation described in Section 7(a).

(d)           Shares.  As used in this Section 7 and in Section 9, the term "Shares" refers to the purchased Shares, all securities received in replacement of or in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser's ownership of the Shares.

8.             Restrictive Legends and Stop-Transfer Orders.

(a)           Legends.  The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state corporate law and the Securities Laws):

(i)
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (OR OTHER EVIDENCE) IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(ii)
THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER DATED FEBRUARY __, 2011, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(iii)	Any legend required to be placed thereon by any appropriate securities commissioner.

(b)           Stop-Transfer Notices.  Purchaser agrees that, to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)           Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

(d)           Removal of Legend.  The Shares held by Purchaser will no longer be subject to the legend referred to in Section 8(a)(ii) following the expiration or termination of the lock-up provisions of Section 7 (and of any agreement entered pursuant to Section 7).  After such time, and upon Purchaser's request, a new certificate or certificates representing the Shares shall be issued without the legend referred to in Section 8(a)(ii), and delivered to Purchaser.

9.             Public Company Status; Resale Registration; Piggyback Registration.

(a)           Public Company Status.  The Company will use reasonable best efforts to become a publicly traded and publicly reporting company under both the Securities Act and the Exchange Act, including without limitation, it will use reasonable best efforts to file a registration statement with the Securities and Exchange Commission (“SEC”) on Form S-1 covering the registration of Common Stock of the Company (the “IPO S-1”) within 120 days after the First Closing Date, and shall cause such registration statement to be declared effective by the SEC within 180 days after the First Closing Date, and the Company shall take all such other actions associated with being a publicly traded company, including, if the Company qualifies, or can reasonably take appropriate actions to qualify (such determination to be made at the sole discretion of the Placement Agent), for listing on The NASDAQ Stock Market (“NASDAQ”), filing an application for listing the Common Stock on NASDAQ, or such other exchange as agreed to by the Company and the Placement Agent.

(b)           Resale Registration.  The Company will use reasonable best efforts to file with the SEC a registration statement on Form S-1 (the “Resale Registration Statement”) for the registration and the resale under Rule 415 of the Securities Act, of the Shares at the same time as it files the IPO S-1, and shall cause the Resale Registration Statement to be declared effective by the SEC within 180 days after the First Closing Date.  The Company shall also cause the Resale Registration Statement to continue to be effective and updated for all material information and developments by taking all actions necessary, including filing with the SEC all necessary post-effective amendments to the Resale Registration Statement and/or “stickers” or prospectus supplements, as required by law, rule or as reasonably requested by the Purchaser, until the earliest to occur of  (a) all Shares being sold by the Purchaser or, to the extent the Purchaser has distributed the Shares to the Purchaser Stockholders, being sold by the Purchaser Stockholders or (b) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all Shares by the Purchaser or, to the extent the Purchaser has distributed the Shares to the Purchaser Stockholders, by the Purchaser Stockholders, without volume or manner of sale restrictions during a three-month period without registration.  The Resale Registration Statement shall at all times comply with all applicable securities laws, including those pertaining to accuracy of disclosure, and the Company shall, at the Purchaser’s request, provide such indemnities as are customary for sellers under a Resale Registration Statement (and a piggy back registration statement described below) in connection with the information provided by the Company, and the Purchaser shall likewise provide such customary indemnities in connection with the information provided by the Purchaser specifically for inclusion in such Resale Registration Statement (and/or piggy back registration statement, as described below).

(c)           Piggyback Registration Rights.  The Company agrees that if, after the date hereof, the Board shall authorize the filing of a registration statement under the Securities Act (other than a registration statement on Form S-8, Form S-4 or any other form that does not include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of any of its securities by it or any corporation with which it may combine or merge subsequent to the Offering, the Company shall: (A) promptly notify the Purchaser that such registration statement will be filed and that the Shares purchased pursuant to this Agreement, which were not included in the Resale Registration Statement (or, if included in the Resale Registration Statement, Shares that continue to be restricted securities as a result of the Resale Registration Statement not continuing to be effective) and are then held by the Purchaser (hereinafter the “Registrable Securities”) will be included in such registration statement at such Purchaser’s request; (B) cause such registration statement to cover all of such Registrable Securities issued to such Purchaser for which such Purchaser requests inclusion; (C) use reasonable best efforts to cause such registration statement to become effective as soon as practicable; and (D) take all other reasonable action necessary under any Federal or state law or regulation of any governmental authority to permit all such Registrable Securities that have been issued to such Purchaser to be sold or otherwise disposed of, and will maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for such Purchaser to promptly effect the proposed sale or other disposition, but no later than the date that, assuming compliance with all of the requirements of Rule 144 promulgated under the Securities Act, the Purchaser would be entitled to sell the Registrable Securities pursuant to Rule 144.  If the Purchaser desires to include in such registration statement all or any part of the Registrable Securities held by him/her/it, he/she/it shall, within twenty (20) days after the above-described notice from the Company, so notify the Company in writing.  Such notice shall state the intended method of disposition of the Registrable Securities by the Purchaser.  If the Purchaser decides not to include all of his/her/its Registrable Securities in any registration statement thereafter filed by the Company, the Purchaser shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(d)           Underwriting Requirements.  In connection with any registration statement subject to Section 9(b) involving an underwritten offering of shares of the Company’s capital stock, the Company shall not be required to include any of the Purchaser’s Registrable Securities in such underwriting unless the Purchaser accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the Placement Agent in its sole discretion determines will not jeopardize the success of the offering by the Company.  If the total number of Securities and Placement Agent Shares to be included in such offering (the “Requested Securities”) exceeds the number of securities to be sold (other than by the Company) that the Placement Agent in its reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such Requested Securities, which the Placement Agent in its sole discretion determines will not jeopardize the success of the offering.  If the Placement Agent determine that less than all of the Requested Securities requested to be registered can be included in such offering, then the securities to be registered that are included in such offering shall be allocated among the holders of the Securities and Placement Agent Shares (collectively, the “Holders”) in proportion (as nearly as practicable to) the number of Requested Securities owned by each Holder.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 10 shares.  Notwithstanding the foregoing, in no event shall the number of Requested Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the initial public offering of the Company, in which case the Holders may be excluded further if the Placement Agent makes the determination described above and no other shareholder’s securities are included in such offering.  For purposes of the provision in this Section 9(c) concerning apportionment, for any Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and affiliates of such Holder, or the estates and immediate family members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing persons, shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate number of Requested Securities owned by all persons included in such “Holder,” as defined in this sentence.

(e)           Abandonment or Delay of Registration.  Notwithstanding any other provision of this Section 9, the Company may at any time abandon or delay any registration commenced by the Company.  In the event of such an abandonment by the Company, the Company shall not be required to continue registration of the Registrable Securities requested by the Purchaser for inclusion, the Purchaser shall retain the right to request inclusion of the Registrable Securities as set forth above and the withdrawn registration shall not be deemed to be a registration request for the purposes of this Section 9.

(f)            Expenses.  The Holders shall be responsible for all underwriting discounts and selling commissions with respect to the Purchaser’s Registrable Securities being sold.  The Company will pay all other expenses incurred by it associated with each registration, including, without limitation, all filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Purchaser’s Registrable Securities for sale under applicable Securities Laws, listing fees, and reasonable fees and disbursements of a single special counsel to the Holders having securities being registered under such registration statement.

(g)           Qualification in States.  Prior to any public offering of Registrable Securities, the Company will use reasonable best efforts to register or qualify or cooperate with the Purchaser and applicable counsel to the holders of securities being registered in connection with the registration or qualification of the Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Purchaser as shall be reasonably appropriate in the opinion of the Company and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the registration statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 9(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 9(f), or (iii) file a general consent to service of process in any such jurisdiction; and provided further that (notwithstanding anything in this Agreement to the contrary with respect to the bearing of expenses) if any jurisdiction in which any of such Registrable Securities shall be qualified shall require that expenses incurred in connection with the qualification therein of any such Registrable Securities be borne by the selling holders of securities to be registered, then the such selling holders shall, to the extent required by such jurisdiction, pay their pro rata share of such qualification expenses.

(h)           Effectiveness.

(i)           Subject to the terms and conditions of this Agreement, the Company shall use reasonable best efforts to have the registration statement filed pursuant to this Section 9 declared effective.  The Company shall notify the Purchaser by facsimile or e-mail as promptly as practicable after the registration statement is declared effective and shall simultaneously provide the Purchaser with copies of any related prospectus to be used in connection with the sale or other disposition of the Registrable Securities covered thereby.

(ii)           The Company may delay the disclosure of material non-public information concerning the Company by suspending the use of any prospectus included in any registration statement contemplated hereunder required to contain such information, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an “Allowed Delay”); provided, that the Company shall promptly (a) notify the Purchaser in writing of the existence of (but in no event, without obtaining an agreement from the Purchaser agreeing to keep the information confidential, shall the Company disclose to such Purchaser any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, (b) advise the Purchaser in writing to cease all sales under the registration statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

(i)            Other Registration Rights Agreements.  Other than as set forth on Schedule 3(b)(iii), the Company may not grant registration rights to holders of their capital stock that are better than the rights granted to the other investors in the Offering.

Pursuant to Section 11(b) of this Agreement, the Placement Agent may, in its sole discretion, waive any of the foregoing covenants of the Company in this Section 9, on behalf of the Purchaser.

10.           Conditions to Closing.

(a)           Conditions to the Company’s Obligation to Sell.  The obligation of the Company hereunder to issue and sell the Shares to the Purchaser is subject to the satisfaction, at or before the applicable Closing Date of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i)            The Purchaser shall have complied with Section 2(a);

(ii)           The representations and warranties of the Purchaser shall be true and correct in all material respects; and

(iii)          No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(b)           Conditions to Each Purchaser’s Obligation to Purchase.  The obligation of the Purchaser hereunder to purchase the Shares is subject to the satisfaction, at or before the applicable Closing Date of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in his/her/its sole discretion:

(i)            The Company shall have complied with Section 2(c);

(ii)           The representations and warranties of the Company shall be true and correct as of the applicable Closing Date, and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date.  The Purchaser shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the applicable Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Purchaser including, but not limited to certificates with respect to the Company’s charter, by-laws and Board of Directors’ resolutions relating to the transactions contemplated hereby;

(iii)          No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement;

(iv)          No event shall have occurred which would reasonably be expected to have a Material Adverse Effect;

(v)           The Company shall have caused its legal counsel, Richardson & Patel LLP to deliver a legal opinion addressed to the Purchaser with respect to the matters set forth on Exhibit D attached hereto; and

(vi)          The Company shall have provided such other documents as the Placement Agent may reasonably request, each in form and substance satisfactory to the Placement Agent.

11.           Miscellaneous.

(a)           Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

(b)           Entire Agreement; Enforcement of Rights.  This Agreement together with the exhibits and schedules attached hereto, set forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes any and all prior agreements or discussions between them, including any term sheet, letter of intent or other document executed by the parties prior to the date hereof relating to such subject matter.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement; provided, however, that the Purchaser acknowledges and agrees that the Placement Agent may, in its sole discretion acting by prior written consent on behalf of Purchaser, waive any covenant of the Company described in Section 6 and Section 9.  The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c)           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  If the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d)           Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(e)           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth below or as subsequently modified by written notice.

(f)            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g)           Successors and Assigns.  The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company's successors and assigns.  The covenants and obligations of the Company hereunder, including without limitation the registration obligations described in Section 9, shall inure to the benefit of, and be enforceable by the Purchaser against the Company, its successors and assigns, including any entity into which the Company is merged.  The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company; provided, however, that if the Purchaser distributes the Shares to the Purchaser Stockholders, the piggy back registration rights granted pursuant to Section 9(c) shall be assignable without the prior written consent of the Company to those Purchaser Stockholders that are unable to sell Shares distributed to them by the Purchaser as a non-affiliate (as defined under Rule 144 of the Securities Act) under Rule 144 of the Securities Act.

(h)           Third Party Beneficiary.  This Agreement is intended for the benefit of the undersigned parties and their respective permitted successors and assigns, and the Placement Agent, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)            Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j)            Expenses.  Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement; provided, however, that the Company shall, on the First Closing Date, reimburse the fees and expenses of Manatt as counsel to the Placement Agent and Purchaser, up to $30,000.

(k)           Survival.  The representations, warranties, covenants and agreements made herein shall survive the closing of the transaction contemplated hereby.  All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.  The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Purchaser, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Purchaser or any of their representatives

(l)            Attorneys’ Fees.  In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

(m)           Remedies.  All remedies afforded to any party by law or contract, shall be cumulative and not alternative and are in addition to all other rights and remedies a party may have, including any right to equitable relief and any right to sue for damages as a result of a breach of this Agreement.  Without limiting the foregoing, no exercise of a remedy shall be deemed an election excluding any other remedy.

(n)           Consent of Spouse.  If the Purchaser is married on the date of this Agreement, such Purchaser’s spouse shall execute and deliver to the Company the Spousal Consent, effective on the date hereof.  Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Purchaser’s Shares that do not otherwise exist by operation of law or the agreement of the parties.  If any Purchaser should marry or remarry subsequent to the date of this Agreement, such Purchaser shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

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The Purchaser, by his or her signature below, or by that of its authorized representative, confirms that Purchaser has carefully reviewed and understands this Agreement.

IN WITNESS WHEREOF, the Purchaser has executed this Agreement as of April 20, 2011.

PURCHASER (if individual):	PURCHASER (if entity):

Integrated Surgical Systems, Inc.
Signature	Name of Entity

	By:	/s/ Gary Schuman
Name (type or print)

	Name:	Gary Schuman

	Its:	Chief Financial Officer
Signature of Co-Signer (if any)

Name of Co-Signer (type or print)

AGREED AND ACCEPTED as of April 20, 2011.

CLEARSIGN COMBUSTION CORPORATION

By:	/s/ Rick Rutkowski
Rick Rutkowski, President and Chief Executive Officer